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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2002

CIGAR KING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2236 Folkestone Way, Suite 21
West Vancouver, BC Canada V7S 2X7

Registrant's telephone number, including area code: (604) 233-6518

535 Thurlow St., Suite 101, Vancouver, BC Canada V4M 3P3
(Former name or former address, if changed since last report)

Item 2. Changes in Registrant's Certifying Accountant.

        The Board of Directors of the Company determined that it is in the Company's best interest to change the firm selected to audit the financial statements of the Company for the fiscal year ended September 30, 2002 from Anderson, Anderson & Strong to PricewaterhouseCoopers. Andersen, Andersen & Strong was dismissed on July 12, 2002 and PricewaterhouseCoopers was engaged on July 12, 2002.

        The Board of Directors made this change due to the more diverse geographic nature of the anticipated operations of the Company in the future. A larger more international firm, like PricewaterhouseCoopers, with offices in both Vancouver, the anticipated location of the Company's corporate and administrative offices, and principal cities in the United States where the Company is planning to do business in the future is better suited to conduct the audit and other accounting advisory services that will be required by the Company than a much smaller firm with a geographic base in Salt Lake City, Utah, which is unconnected to the Company's principal current and anticipated business locations.

        Andersen, Andersen & Strong's reports on the financial statements for the fiscal years ended September 30, 2000 and September 30, 2001 each contained a qualification stating that there was substantial doubt about the Company's ability to continue as a going concern. Other than these going concern qualifications, Andersen, Andersen & Strong's reports on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Andersen, Andersen & Strong on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen, Andersen & Strong's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with any of its reports.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits:

Exhibit Number
16.1	Letter of Andersen, Andersen & Strong on change in certifying accountant

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIGAR KING CORPORATION
Date: July 19, 2002	By	/s/ John H. Goodwin John H. Goodwin President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter of Andersen, Andersen & Strong on change in certifying accountant

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  Item 2. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX